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                                                                  Exhibit (a)(2)

                           SEI WEALTH MANAGEMENT TRUST

              WRITTEN INSTRUMENT AMENDING THE DECLARATION OF TRUST

     The undersigned, being all of the Trustees of SEI Wealth Management Trust, a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust dated June 30, 1988, do hereby amend, effective upon the filing of this instrument in the office of the Secretary of State of The Commonwealth of Massachusetts, the Declaration of Trust by changing the name of the Trust from "SEI Wealth Management Trust" to "SEI International Trust".

     This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have signed these presents on the dates indicated.


/s/ Alfred P. West, Jr.                                           August 9, 1989
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/s/ William M. Doran                                              August 9, 1989
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/s/ Edward W. Binshadler                                          August 9, 1989
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/s/ Richard F. Blanchard                                          August 9, 1989
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/s/ F. Wendell Gooch                                              August 9, 1989
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